EXHIBIT XI









                                          As amended, restated, and combined
                                          on July 27, 1993

                    IBM Board of Directors

          Deferred Compensation and Equity Award Plan
          -------------------------------------------

 ARTICLE I.            Purpose
                      -------

International Business Machines Corporation ("IBM") has established, pursuant to resolutions adopted on July 27, 1993, the Deferred Compensation and Equity Award Plan (the "Plan") to amend, restate and combine the Deferred Compensation Plan ("DCP") and Restricted Equity Award Plan ("REAP") of the Board of Directors, to enable members of the Board of Directors (the "Board") who are not then IBM employees ("Outside Directors") to defer receipt of compensation for the services of Outside Directors to later years and to provide part of the compensation for the services of Outside Directors in a promise to deliver shares of IBM Capital Stock ("Shares").

ARTICLE II.     Maintenance of Records
                ----------------------

IBM shall maintain three bookkeeping accounts for each Outside Director, a Cash Account, a Promised Fee Shares Account, and a Promised Award Shares Account, which shall be credited in accordance with the terms of this Plan and the elections of each Outside Director pursuant to this Plan.


ARTICLE III.    Promised Award Shares
                ---------------------
     (a)        Initial Awards
                --------------

                An Initial Award of a promise by IBM to deliver one hundred Shares, pursuant to ARTICLE VII hereof, to an Outside Director ("Promised Award Shares") shall be made to any newly-elected Outside Director upon his or her election to the Board.

     (b)        Annual Awards
                -------------

                Each year, on the first day of the month following the annual meeting of IBM stockholders held pursuant to IBM's By-laws, each Outside Director who was elected at such annual meeting (including newly-elected Outside Directors) shall receive an Annual Award of one hundred Promised Award Shares.

     (c)        Voting Rights
                -------------

                Promised Award Shares do not have voting rights.

     (d)        Promised Award Shares Account
                -----------------------------

                Promised Award Shares shall be credited to the Promised Award Shares Account.

ARTICLE IV.     Deferral of Fees
                ----------------

         (a)    Eligibility and Election
                ------------------------

                Any Outside Director may elect to defer receipt of all or any portion of the other compensation for services ("Fees") to be earned by such Outside Director by indicating such election to the Secretary of IBM on an Election Form supplied by the Secretary ("Deferral Election"). The Outside Director's election must specify (i) the portion of the Fees to be deferred, (ii) the "Deferral Period" (a minimum of one "Election Term"), (iii) the choice of deferral in cash or a promise by IBM to deliver Shares ("Promised Fee Shares"), pursuant to ARTICLE VII hereof, and
                (iv) the time(s) of payment or delivery. Each Deferral Election is irrevocable with respect to the Fees payable for the Deferral Period to which it applies.

                "Deferral Period" shall mean, with respect to a Deferral Election, the period of Fee payments that are being deferred pursuant to such Deferral
                Election.

                "Election Term" shall mean the period beginning on the date an Outside Director is elected to the Board and ending on the date of the next succeeding Annual Meeting of IBM Stockholders.

     (b)        Credit for Amounts Deferred
                ---------------------------

                     (i) The Cash Account will be credited with the amount of Fees accrued during a Deferral Period and deferred as cash (such credit to be made when such Fees become payable), plus interest at an annual rate equal to the average of the first 26-week Treasury Bill issued in January and July of each year, computed from the date such Fees would have been paid had they not been deferred.

                     (ii) The Promised Fee Shares Account will be credited with the number of Shares, including fractions, which could have been purchased had the amount of the Fees accrued during a Deferral

                     Period and deferred as Promised Fee Shares been used to purchase Shares on the date such Fees would have been paid had they not been deferred, at a price equal to Fair Market Value on such date.

                     (iii) "Fair Market Value" shall be the average of the high and low prices of Shares on the New York Stock Exchange on the date in question, provided that if no sales of Shares were made on said Exchange on that date, the average of the high and low prices reported for the preceding day on which sales of Shares were made on said Exchange.

                     (iv) Promised Fee Shares do not have voting rights.

        (c)     Advance Notice of Election
                --------------------------

                Any Deferral Election with respect to Fees to be earned during an Election Term shall be delivered to the Secretary of IBM:

                        (i) in the case of Fees deferred and
                    to be recorded in the Cash Account, on or before the date 30 days prior to the first date of such Election Term or, with respect to a new Outside Director, before the first date of such Election Term; or

                        (ii) in the case of Fees deferred and
                    to be recorded in the Promised Fee Shares
                    Account, on or before the date six months prior to the first date of such Election Term or, with respect to a new Outside Director, before the first date of such Election Term.

          (d)   Duration of Election
                --------------------

                A Deferral Election may be made annually for the succeeding Election Term or, at the Outside Director's direction, shall continue from Election Term to Election Term unless a written request to modify or terminate that election for subsequent Election Terms is submitted to the Secretary of IBM on or before the date six months prior to the first date of the first such subsequent Election Term, provided that such
                                          --------
                six-month period may be reduced to 30 days if neither the Deferral Election being modified or terminated nor the modified Deferral Election provides for a deferral of Fees as Promised Fee Shares during such first Election Term.

        (e)     Financial Hardship
                ------------------

                In the event that an Outside Director incurs a severe financial hardship, the Outside Director's deferral schedule with respect to his or her Cash Account or Promised Fee Shares Account shall be revised by the Board (or an authorized Committee of the Board) to the extent reasonably necessary to eliminate the severe financial hardship. Such severe financial hardship must be caused by an accident, illness, or event beyond the control of the Outside Director.

          (f)   Conversion of DCP Elections
                ---------------------------

                Ongoing elections under the DCP to defer Fees as share units and/or cash shall be continued and converted to elections to defer Fees into a Promised Fee Shares Account and/or a Cash Account, respectively, under the Plan, except to the extent the Outside Director elects prior to July 27, 1993 to change such an election to defer Fees into share units into an election to defer Fees into the Cash Account.

ARTICLE V.      Dividends, Distributions and Adjustments
                ----------------------------------------

                Whenever a cash dividend or any other
                distribution is paid with respect to Shares, the Promised Fee Shares Account and Promised Award Shares Account of each Outside Director shall be credited with an additional number of Promised Fee Shares or Promised Award Shares, as applicable, equal to the number of Shares, including fractional Shares, that could have been purchased had such dividend or other distribution been paid on each Promised Fee Share in the Promised Fee Shares Account and Promised Award Share in the Promised Award Shares Account (on the record date for such dividend or distribution) and the amount of such dividend or value of such other distribution been used to acquire additional Shares at the Fair Market Value on the date such dividend or other distribution is paid. The value of any such other distribution on or related to Shares shall, at the option of the Board (or an authorized Committee of the Board), be either determined by the Board or independently established.

                The number of Promised Award Shares and Promised Fee Shares shall be fully adjusted upon the occurrence of any stock split, stock dividend, combination or reclassification, recapitalization, merger or similar event, and shall be appropriately adjusted for the value (determined in the manner provided above with respect to distributions) of any right, privilege or opportunity provided or offered by IBM to holders of Shares.

ARTICLE VI.     Conversion of REAP and DCP Shares Account
                -----------------------------------------
                Balances
                --------

The amount in the account of an Outside Director as of July 27, 1993 under the DCP in units equivalent to a number of Shares (including fractions of Shares) and payable in cash only ("units") shall be converted under the Plan as of July 27, 1993 to an amount in the same number of Shares (including fractions of Shares) credited to the Outside Director's Promised Fee Shares Account, unless the Outside Director elects prior to July 27, 1993 to convert the units as of July 27, 1993 into credits in the Cash Account.

The number of Shares in the escrow account of an Outside Director as of July 27, 1993 under the REAP shall be converted under the Plan as of July 27, 1993 to an equal number of Promised Award Shares credited to the Outside Director's Promised Award Shares Account.

An Outside Director's cash account balance under the DCP as of July 27, 1993 will be converted to an equivalent balance under the Outside Director's Cash Account under the Plan as of July 27, 1993.


ARTICLE VII.    Delivery
                --------

Delivery of amounts from the Cash Account and Shares from the Promised Award Shares Account and Promised Fee Shares Account will be made to an Outside Director in accordance with his or her applicable Deferral Elections or, if no election applies, promptly after the date on which the Outside Director ceases to be a member of the Board; provided, that when an Outside
                          --------
Director terminates service on account of any act of (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of IBM or any direct or indirect majority-owned subsidiary of IBM, Promised Award Shares credited to such Outside Director's Promised Award Shares Account shall be forfeited.

In the event of an Outside Director's death, such Outside Director's estate or beneficiary, as appropriate, shall be paid the amount credited to his or her Cash Account and an amount equal to the Fair Market Value on the date of death of the Promised Award Shares and Promised Fee Shares credited to his or her Promised Award Shares Account and Promised Fee Shares Account.

Upon becoming entitled to receive Shares, an Outside Director may elect to receive in lieu thereof a cash payment. In the case of Shares to be delivered pursuant to a Deferral Election, the cash payment shall be equal to the Fair Market Value of the Shares on the delivery date specified in the Deferral Election. In the case of shares to be delivered promptly after the date on which a Director ceases to be a member of the Board, the cash payment shall be equal to the Fair Market Value of the Shares on the first day after such date. In any case when Shares are to be delivered, a cash payment will be so made in lieu of delivering a fractional Share.

ARTICLE VIII. Source of Shares
              ----------------

45,000 Shares as of July 27, 1993, plus an additional 20,000 Shares as of May 1, 1994, and as of each May 1 thereafter, shall be reserved and authorized for delivery under the Plan from time to time. These Shares may be provided from newly-issued or repurchased Shares. If any change is made in the number of Shares outstanding or in the rights of such outstanding Shares (such as by stock split, stock dividend, combination or reclassification, recapitalization, merger or similar event), the Board (or an authorized Committee of the Board) may make such adjustments in the number of or rights relating to Shares authorized to be delivered pursuant to the Plan as the Board (or such Committee) determines is equitable to preserve the respective rights of the participants in the Plan. Shares forfeited under the Plan or settled in cash in lieu of delivery shall not reduce the number of Shares authorized under the Plan and shall not be deemed to have been delivered under the Plan; provided, that the number of Shares
                          --------
settled in cash in lieu of delivery shall not exceed the cumulative number of Shares authorized for delivery under the Plan (without deduction for Shares delivered).

ARTICLE IX. Alienability
            ------------

No amount due or payable under the Plan or any interest in the Plan, shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, lien, levy or like encumbrance. No such amount shall in any manner be liable for or subject to the debts or liability of any Outside Director. Prior to delivery of Shares by IBM pursuant to Article VII, no director shall have any right to transfer or assign any Share, or any right to receive any Share, credited to him under this Plan. Any purported assignment shall be null and void.

ARTICLE X.  Outside Director's Rights Unsecured
            -----------------------------------

The right of an Outside Director to receive any cash payment or Shares hereunder shall rank as an unsecured claim against IBM. Assets that may be set aside for IBM's convenience with respect to the Plan shall not in any way be held in trust for, or be subject to any prior claim by, an Outside Director or beneficiary.

 ARTICLE XI.  Effective Date
              --------------

 The Plan shall become effective on July 27, 1993.

 ARTICLE XII.  Amendment and Termination
               -------------------------

 The Board or any authorized Committee of the Board may at any time terminate, and may at any time and from time to time and in any respect amend, the Plan for any reason; provided that
                                                --------
 the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, or the rules thereunder.